EXHIBIT 99.1

NEWS RELEASE
	Contacts:	Brian Feldott Director, Investor Relations Newpark Resources, Inc. bfeldott@newpark.com 281-362-6800
FOR IMMEDIATE RELEASE

NEWPARK RESOURCES ANNOUNCES TWO INTERNATIONAL FLUIDS CONTRACT AWARDS

THE WOODLANDS, TX - MAY 15, 2017 - Newpark Resources, Inc. (NYSE: NR) today announced that it has entered into an agreement with Baker Hughes to provide drilling fluids and related services as part of Baker Hughes’ integrated service offering in support of the Greater Enfield project in offshore Western Australia.  Work under this contract is expected to begin in late 2017 and generate total revenues of approximately $20 million over a two-year period.
Separately, the Company also announced that it was awarded a three-year contract with Cairn Oil & Gas to provide drilling and completion fluids, along with associated services, in support of Cairn’s onshore drilling in India. The contract also contains an option to extend the term for one additional year, at Cairn’s discretion. Work under this contract is expected to begin in the third quarter of 2017 and generate total revenues of approximately $50 million over the initial three-year term, subject to the customer’s drilling activity levels.
“We are very pleased to announce these two meaningful fluids contract awards, which indicate that the recovery in international exploration activity is now underway. We believe that our selection by Baker Hughes to partner on this integrated services offering, reflects Newpark’s unique fluids capabilities and service quality, and we are proud to participate in the technically challenging Greater Enfield project,” stated Paul Howes, Newpark’s President and Chief Executive Officer. “The India contract award builds upon our relationship established with Cairn prior to the industry downturn, and we look forward to working again with this valued customer as they resume exploration activities.”
Newpark Resources, Inc. is a worldwide provider of value-added drilling fluids systems and composite matting systems used in oilfield and other commercial markets. For more information, visit our website at www.newpark.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including Newpark's strategy for growth, product development, market position, expected expenditures and future financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2016, as well as others, could cause results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to the worldwide oil and natural gas industry, our customer concentration and reliance on the U.S. exploration and production market, the cost and continued availability of borrowed funds including noncompliance with debt covenants, risks related to our international operations, operating hazards present in the oil and natural gas industry, our ability to execute our business strategy and make successful business acquisitions and capital investments, the availability of raw materials and skilled personnel, our market competition, compliance with legal and regulatory matters, including environmental regulations, the availability of insurance and the risks and limitations of our insurance coverage, potential impairments of long-lived intangible assets, technological developments in our industry, cybersecurity breaches or business system disruptions, risks related to severe weather, particularly in the U.S. Gulf Coast and risks related to the fluctuations in the market value of our common stock. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.

###